Exhibit 24

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amended registration statement on Form 10 of our report dated October 7, 2020, relating to the financial statements of Adorbs Inc., as of December 31, 2019 and to all references to our firm included in this Amended registration statement.

/s/ AJSH & Co LLP

New Delhi, India

November 18, 2020